UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0428969
(State of Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.875% Non-Cumulative Preferred Shares, Series A, par value 1/6 cent	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-159907 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.                    Description of Registrant’s Securities to be Registered

A description of the 8.875% Non-Cumulative Preferred Shares, Series A of Montpelier Re Holdings Ltd. (the “Registrant”) to be registered hereby is set forth under the caption “Description of Preferred Shares” in the prospectus supplement dated May 3, 2011 filed by the Registrant on May 5, 2011, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which prospectus supplement constitutes a part of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-159907) filed with the Securities and Exchange Commission on June 11, 2009. Such prospectus supplement, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.                    Exhibits

3.1	Memorandum of Association (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, Registration No. 333-89408).

3.2	Amended and Restated Bye-Laws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed May 20, 2010).

3.3	Certificate of Designation of the 8.875% Non-Cumulative Preferred Shares, Series A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Montpelier Re Holdings Ltd.

Date: May 10, 2011	By:	/s/ Jonathan B. Kim
		Name:	Jonathan B. Kim
		Title:	General Counsel and Secretary